UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2008

(Date of Report: Date of earliest event reported)

Interline Resources Corporation

(Exact name of registrant as specified in its charter)

                                               Utah                                        0-18995                                 87-0461653

                           (State or other jurisdiction

                              (Commission File Number)         (IRS Employer ID No.)

                                  of incorporation)

160 West Canyon Crest Road, Alpine Utah 84004

(Address of principal executive office)

Registrant's telephone number, including area code: (801) 756-3031

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

         ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Interline Resources Corporation, a Utah corporation has changed its independent registered public accounting firm, from Tanner L.C. (“Tanner”) to HJ & Associates, L.L.C. (“HJ”) effective February 11, 2008.  HJ entered into an engagement letter with the Company dated February 11, 2008.  Our board of directors approved the hiring of HJ.  We do not have an audit committee.   Following a fire at our facilities, we were unable to pay for ongoing audit work until the completion of certain litigation and the raising of additional capital. Our last audit was for the year ended December 31, 2001 and was performed by Tanner.  By the time we were in a position to resume our annual audit and quarterly reviews, Tanner had indicated they would not be able to assist in the audit do to existing time commitments, and accordingly, declined to be reappointed as auditors.  Accordingly, we retained the services of HJ to act as our independent auditors.

We have not had an annual audit since the year ending December 31, 2001.  At the time of the last report for the year ending December 31, 2001, as well as for the report for the year ending December 31, 2000, the auditor’s reports on our consolidated financial statements for such periods, included an explanatory paragraph indicating that we had experienced operating losses and net working capital deficiencies and accumulated deficits that raised substantial doubt about our ability to continue as a going concern. The auditor’s reports on our consolidated financial statements as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the term of the Tanner engagement and through February 11, 2008, there have been no disagreements with Tanner on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of our auditor, would have caused them to make reference to the subject matter in connection with their audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2001 and December 31, 2000. In addition, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

During the last two completed fiscal years and the interim periods (through February 11, 2008), neither the Company nor anyone on its behalf has consulted HJ regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event with Tanner, as there were none.

We provided Tanner with a copy of this disclosure and requested Tanner to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of the letter furnished by Tanner in response to that request, dated May 5, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 Exhibits

(d) Exhibits.

   16.1          Letter from Tanner L.C. regarding change in certifying accountant, dated May 5, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Interline Resources Corporation

By: /s/ Michael R. Williams

Date: May 5, 2008

       Michael R. Williams, Chief Executive Officer, President